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                                                                EXHIBIT 8.1



                [LETTERHEAD OF MULDOON, MURPHY & FAUCETTE  LLP]


                          FORM OF FEDERAL TAX OPINION

                                __________, 1999


Boards of Directors
The Savings Bank of Manchester
Connecticut Bankshares, M.H.C.
Connecticut Bancshares, Inc.
923 Main Street
Manchester, Connecticut 06040

Dear Board Members:

     You have requested our opinion regarding certain federal income tax consequences of the conversion of Connecticut Bankshares, M.H.C. (the "Mutual Holding Company") from the mutual holding company structure to the stock holding company form, as effectuated pursuant to the integrated transactions described below. Our opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended (the Code) and regulations thereunder (the "Treasury Regulations"), and upon current Internal Revenue Service ("IRS") published rulings and existing court decisions, any of which could be changed at any time. Any such changes may be retroactive and could significantly modify the statements and opinions expressed herein. Similarly, any change in the facts and assumptions stated below, upon which this opinion is based, could modify the conclusions. This opinion is as of the date hereof, and we disclaim any obligation to advise you of any change in any matter considered herein after the date hereof.

     We, of course, opine only as to the matters we expressly set forth, and no opinions should be inferred as to any other matters or as to the tax treatment of the transactions that we do not specifically address. We express no opinion as to other federal laws and regulations, or as to laws and regulations of other jurisdictions, or as to factual or legal matters other than as set forth herein.

     We have made such other investigations as we have deemed relevant or necessary for the purpose of this opinion. In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have further assumed the absence of adverse facts not apparent from the face of the instruments and documents we examined and have relied upon the accuracy of the factual matters set forth in the Plan of Conversion and Reorganization (the "Plan") and the Registration Statement on Form S-1 filed by Connecticut Bancshares, Inc. (the "Company") with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended, and the application (the "Application") filed with the Connecticut Department of Banking (the "Department").
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Boards of Directors
The Savings Bank of Manchester
Connecticut Bancshares, M.H.C.
Connecticut Bancshares, Inc.
________________,1999
Page 2

     We specifically express no opinion concerning tax matters relating to the Plan under state and local tax laws and under Federal income tax laws except on the basis of the documents and assumptions described above. We note that in December 1994, the IRS issued Revenue Procedure 94-76 which states that the IRS will not issue private letter rulings with respect to a transaction in which one corporation owns stock in a second corporation, the first corporation is not the 80 percent distributee of the second corporation and the two corporations are merged. The IRS has assumed this "no rule" position to study whether such downstream mergers circumvent the purpose behind the repeal of General Utilities
                                                               -----------------
& Operating Co. v. Helvering, 296 U.S. 200 (1935). If the IRS were to conclude
----------------------------
that such mergers circumvent the repeal of General Utilities, the IRS could
                                           -----------------
issue regulations which could have the effect of taxing to the merging corporation, as of the effective time of the merger, the fair market value of the assets of such corporation over its basis in such assets. Accordingly, the issuance of such regulations could significantly modify the opinions expressed herein.

     For purposes of this opinion, we are relying on the opinion of RP Financial, the appraiser of the Company, to the effect that the subscription rights distributed to Eligible Account Holders have no value. In addition, we have relied upon the representations provided to us by the Mutual Holding Company and The Savings Bank of Manchester (the "Bank") as described in the Affidavit of the President of the Mutual Holding Company and the Bank, incorporated herein by reference.

The Proposed Transactions

     Based solely upon our review of the documents described above, and in reliance upon such documents, we understand that the relevant facts are as follows. In 1996, the Bank reorganized into the mutual holding company form of organization and became a wholly-owned subsidiary of the Mutual Holding Company. No shares of the Bank's common stock were issued to shareholders other than the Mutual Holding Company.

     Subsequently, on August 30, 1999 the Mutual Holding Company adopted the Plan of Conversion (the "Plan") providing for the conversion of the Mutual Holding Company into the capital stock form of organization (as converted, the "Holding Company"). The Plan was amended on October 6, 1999 and October 26, 1999.

     At the present time, two transactions referred to as the "MHC Merger" and the "Bank Merger" are being undertaken. Pursuant to the Plan, the conversion ("Conversion") will be effected in the following steps, each of which will be completed contemporaneously:

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Boards of Directors
The Savings Bank of Manchester
Connecticut Bancshares, M.H.C.
Connecticut Bancshares, Inc
_____________,1999
Page 3

     (i) The Bank will establish the Company as a first-tier Delaware chartered stock holding company subsidiary.

     (ii) The Company will charter an interim Connecticut-chartered savings bank ("Interim Savings Bank")

     (iii) The Mutual Holding Company will convert to an interim Connecticut-chartered bank and merge with and into the Bank (the "MHC Merger"). Each member of the Mutual Holding Company will receive an interest in a liquidation account established at the Bank in accordance with Connecticut law in exchange for such person's interest in the Mutual Holding Company. Shares of Bank Common Stock held by the Mutual Holding Company will be canceled.

     (iv) Contemporaneously with the MHC Merger, Interim Savings Bank will merge with and into the Bank with the Bank as the surviving entity (the "Bank Merger").

     (v) Contemporaneously with the Bank Merger, the Company will sell Company common stock ("Common Stock") in the Offering.

     As a result of the MHC Merger and the Bank Merger, the Company will be a publicly held corporation, will register the Company Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will become subject to the rules and regulations thereunder and file periodic reports and proxy statements with the SEC. The Bank will become a wholly owned subsidiary of the Company and will continue to carry on its business and activities as conducted immediately prior to the Conversion.

     The stockholders of the Company will be those persons who purchase shares of Common Stock in the Offering. Nontransferable rights to subscribe for the Common Stock have been granted, in order of priority, to depositors of the Bank who have account balances of $50.00 or more as of the close of business on July 31, 1998 ("Eligible Account Holders"), the Bank's tax qualified employee plans ("Employee Plans"), and directors, officers and employees of the Bank who do not have a higher priority. Subscription rights are nontransferable. The Company may also offer shares of Common Stock not subscribed for in the subscription offering, if any, for sale in a community offering to certain members of the general public.
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Boards of Directors
The Savings Bank of Manchester
Connecticut Bancshares, M.H.C.
Connecticut Bancshares, Inc
____________,1999
Page 4

Opinions

     Based on the foregoing description of the MHC Merger and the Bank Merger, and subject to the qualifications and limitations set forth in this letter, we are of the opinion that:

     1. The MHC Merger qualifies as a tax-free reorganization within the meaning of Section 368(a) (1) (A) of the Code. (Section 368(a) (1) (A) of the Code.)

     2. The exchange of the members equity interests in the Mutual Holding Company for interests in a liquidation account established at the Bank in the MHC Merger will satisfy the continuity of interest requirement of Section 1.368-
1(b) of the Income Tax Regulations (cf. Rev. Rul. 69-3,   1969-1 C.B. 103, and
Rev. Rul. 69-646, 1969-2 C.B. 54)

     3. The Mutual Holding Company will not recognize any gain or loss on the transfer of its assets to the Bank in exchange for an interest in a liquidation account established in the Bank for the benefit of the Mutual Holding Company's members who remain depositors of the Bank. (Section 361 of the Code.)

     4. No gain or loss will be recognized by the Bank upon the receipt of the assets of the Mutual Holding Company in the MHC Merger in exchange for the transfer to the members of the Mutual Holding Company of an interest in the liquidation account. (Section 1032(a) of the Code.)

     5. The basis of the assets of Mutual Holding Company to be received by the Bank will be the same as the basis of such assets in the hands of the Mutual Holding Company immediately prior to the transfer. (Section 362(b) of the Code.)

     6. The holding period of the assets of the Mutual Holding Company to be received by the Bank will include the holding period of those assets in the hands of the Mutual Holding Company. (Section 1223(2) of the Code.)

     7. Mutual Holding Company members will recognize no gain or loss upon the receipt of an interest in the liquidation account in the Bank for their membership interest in the Mutual Holding Company. (Section 354(a) of the Code.)
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Boards of Directors
The Savings Bank of Manchester
Connecticut Bancshares, M.H.C.
Connecticut Bancshares, Inc
_______________,1999
Page 5

In addition, we are of the opinion that, based on the foregoing:

     8.   The Bank Merger qualifies as a reorganization within the meaning of
Section 368(a) (1) (A) of the Code, pursuant to Section 368(a)(2)(E) of the Code. For these purposes, each of the Bank, the Company and Interim Savings Bank are a party to the reorganization within the meaning of Section 368(b) of the Code.

     9. Interests in the liquidation account established at the Bank, and the shares of Bank Common stock held by the Mutual Holding Company prior to consummation of the MHC Merger, will be disregarded for the purpose of determining that an amount of stock in the Bank which constitutes "control" of such corporation was acquired by the Company in exchange for shares of common stock of the Company pursuant to the Bank Merger. (Code Section 368 (c))

     10. Interim Savings Bank will not recognize any gain or loss on the transfer of its assets to Bank in exchange for Bank Common Stock and the assumption by Bank of the liabilities, if any, of Interim Savings Bank. (Section 361(a) and 357(a) of the Code.)

     11. Bank will not recognize any gain or loss on the receipt of the assets of Interim Savings Bank in exchange for Bank Common Stock. (Section 1032(a) of the Code.)

     12. Bank's basis in the assets received from Interim Savings Bank in the proposed transaction will, in each case, be the same as the basis of such assets in the hands of Interim Savings Bank immediately prior to the transaction. (Section 362(b) of the Code.)

     13. Bank's holding period for the assets received from Interim Savings Bank in the proposed transaction will, in each instance, include the period during which such assets were held by Interim Savings Bank. (Section 1223(2) of the Code.)

     14. The Company will not recognize any gain or loss upon its receipt of Bank Common Stock in exchange for Interim Savings Bank stock. (Section 354(a) of the Code.)

     15. No gain or loss will be recognized by Eligible Account Holders upon distribution to them of subscription rights to purchase shares of Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of the Common Stock.

     We hereby consent to the filing of the opinion as an exhibit to the Application filed with the Department and to the Company's Registration Statement on Form S-l as filed with the SEC.

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Boards of Directors
The Savings Bank of Manchester
Connecticut Bancshares, M.H.C.
Connecticut Bancshares, Inc
______________,1999
Page 6

We also consent to the references to our firm in the Prospectus contained in the Application and S-l under the captions "The Conversion--Tax Aspects" and "Legal Opinions."

                                        Very truly yours,



                                        MULDOON, MURPHY & FAUCETTE LLP